UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2021

Bristow Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 267-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VTOL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08.	Shareholder Director Nominations.

On February 7, 2021, the Board of Directors (the “Board”) of Bristow Group Inc. (the “Company”) determined that the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) will be held on Tuesday, August 3, 2021. The record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the 2021 Annual Meeting shall be the close of business on Monday, June 7, 2021. Because the date of the 2021 Annual Meeting differs by more than 30 days from the anniversary date of the Company’s 2020 annual meeting of stockholders, which was held on June 11, 2020, the deadlines for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as set forth in the Company’s joint proxy and consent solicitation statement/prospectus (File No. 333-237557), filed with the United States Securities and Exchange Commission (the “SEC”) on May 5, 2020, no longer apply. Pursuant to the Company’s amended and restated bylaws (the “Bylaws”) and Rule 14a-5(f) of the Exchange Act, the Company is hereby providing notice of the revised deadlines for such proposals by means of this report.

The new deadline is the close of business on March 15, 2021 (which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2021 Annual Meeting) for stockholder proposals to be included in the Company’s proxy materials for the 2021 Annual Meeting pursuant to Rule 14a-8, and stockholder proposals intended to be considered at the 2021 Annual Meeting other than by means of inclusion in the Company’s proxy materials. Stockholder proposals or nominations, and all supporting information required by Rule 14a-8, must be delivered to the principal executive offices of the Company at Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, Attention: Crystal Gordon, Corporate Secretary, on or prior to this deadline. In addition to complying with this deadline, stockholder proposals must comply with all applicable SEC rules, including Rule 14a-8, and the requirements set forth in the Bylaws and applicable law.

As a separate and distinct matter from stockholder proposals under Rule 14a-8, in accordance with Section 1.12 of the Bylaws, in order for a stockholder to properly bring any item of business before the next annual meeting of stockholders, such stockholder must give the Company timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary, Crystal Gordon, at the principal executive offices of the Company, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary date of the previous year’s annual meeting of stockholders. Accordingly, for the 2021 Annual Meeting, notice must be delivered to the Company no earlier than February 11, 2021 nor later than March 13, 2021. The notice must set forth the information required by the provisions of the Bylaws relating to stockholder proposals and nominations of directors. Under current SEC rules, the Company is not required to include in its proxy statement any director nominated by a stockholder using this process. If the Company chooses not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the pricing of the Offering (as defined herein) is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 10, 2021, the Company priced $400 million aggregate principal amount of 6.875% Senior Secured Notes due 2028 (the “Notes”) under its previously announced private offering to eligible purchasers pursuant to Rule 144A and Regulation S under the Securities Act (the “Offering”). The Offering is expected to close on February 25, 2021, subject to customary closing conditions. This report does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other security. The Notes have not been, and will not be, registered under the Securities Act or the securities law of any jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 10, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: February 10, 2021	By:	/s/ Crystal L. Gordon
Crystal L. Gordon
Senior Vice President, General Counsel and Corporate Secretary